Exhibit 99.1

NEWS ANNOUNCEMENT

CONTACT:
Saul V. Reibstein	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

PENN NATIONAL GAMING NAMES
JANE SCACCETTI TO BOARD OF DIRECTORS

Scaccetti Brings Extensive Financial, Tax and Accounting Expertise

and Public Board Experience and will Serve as Audit Committee Chair

Wyomissing, PA (April 14, 2015) — Penn National Gaming, Inc. (PENN: Nasdaq) (“the Company” or “Penn National”) announced today that the Company’s Board of Directors has, subject to customary regulatory approvals, appointed Jane Scaccetti to the Board effective immediately.  Ms. Scaccetti’s appointment will expand the size of the Board to eight members, six of whom satisfy the standards for director independence under the current Listing Rules of the NASDAQ Stock Market.  In addition, Ms. Scaccetti has been nominated to serve as Chair of the Board’s Audit Committee, a role she assumes from John Jacquemin, who will remain on the Board and the Audit Committee.

Ms. Scaccetti is founding partner and CEO of Philadelphia-based Drucker & Scaccetti and has been a practicing CPA in the Commonwealth of Pennsylvania since 1977.  At Drucker & Scaccetti, she and her team of approximately 50 professionals provide counsel to family-owned and closely-held businesses on a wide range of complex tax planning and wealth management issues.  Prior to founding the firm in 1990, Ms. Scaccetti served at Laventhol & Horwath from 1977 to 1990 during which time she became the first woman to be named tax partner at a Philadelphia’s international firm in 1987.  She has served on the Board of Directors at The Pep Boys since 2003, where she chairs the Company’s Audit Committee and serves on the Nominations and Governance Committee.  She also serves on the boards of Mathematica Policy Research and Temple University Health Systems, where she served as Chair from 2008-2013. She is a Trustee of Temple University, a Trustee of Salus University and Board Chair at Temple University Hospital.  Ms. Scaccetti previously served as a Director and Chair of the Audit Committee at DiGiorgio Corporation from 1994-2006, on the board at Nutrition Management Services Company from 1992-2009, a director at Keystone Health Plan East from 1998-2008 and on the board of First Penn Bank from 1989-1999.  She is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

Peter M. Carlino, Chairman of Penn National Gaming, commented, “Jane’s addition to the Board of Directors reflects our ongoing commitment to the best corporate governance practices through the careful evaluation and appointment of highly qualified Board members.  She is a proven leader in the accounting sector with a deep record of tax work which will prove beneficial given the broad range of jurisdictions where we operate.  The Board looks forward to the benefit of this expertise and Jane’s counsel as we pursue our near- and long-term plans for growth, business diversification. and the further enhancement of shareholder value.”

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities with a focus on slot machine entertainment.  At December 31, 2014, the Company operated twenty-six facilities in seventeen jurisdictions, including Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  At December 31, 2014, in aggregate, Penn National Gaming’s operated facilities featured approximately 31,000 gaming machines, 760 table games and 3,100 hotel rooms.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties, including future plans, strategies, performance, developments, acquisitions, capital expenditures, and operating results.  Actual results may vary materially from expectations.  These forward looking statements are inherently subject to risks, uncertainties and assumptions about Penn National Gaming and its subsidiaries, including risks related to the potential construction delays and the ultimate location of other gaming facilities in the state, and accordingly, any forward looking statements are qualified in their entirety by reference to the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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